                                                                    EXHIBIT 99.3

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                        POST-CLOSING COVENANTS AGREEMENT

                           Dated as of July 24, 2003,

                                      Among

                               ROCHE HOLDING LTD,

                            IGEN INTERNATIONAL, INC.

                                       And

                         IGEN INTEGRATED HEALTHCARE, LLC

================================================================================

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
                                        ARTICLE I

                                       Definitions

SECTION 1.01.  Definitions .............................................................   2

                                        ARTICLE II

                                     Indemnification

SECTION 2.01.  Indemnification by Newco.................................................   5
SECTION 2.02.  Indemnification by Parent................................................   6
SECTION 2.03.  Procedures Relating to Indemnification...................................   8
SECTION 2.04.  Certain Limitations......................................................  11
SECTION 2.05.  Exclusivity of Tax Allocation Agreement..................................  12
SECTION 2.06.  Exclusivity of Remedies..................................................  13

                                        ARTICLE III

                                     Other Agreements

SECTION 3.01.  Insurance ...............................................................  13
SECTION 3.02.  Characterization of Payments.............................................  14
SECTION 3.03.  Agreement Not to Solicit Employees.......................................  14
SECTION 3.04.  Successors ..............................................................  15
SECTION 3.05.  Third Party Rights; Notices..............................................  16
SECTION 3.06.  Retention of Records.....................................................  17
SECTION 3.07.  Confidentiality; Preservation of Privilege; Access.......................  17
SECTION 3.08.  Indemnification; Certain Claims..........................................  21
SECTION 3.09.  Public Announcements.....................................................  24
SECTION 3.10.  Standstill ..............................................................  24
SECTION 3.11.  Transferred Customers....................................................  25
SECTION 3.12.  New Patent Litigation....................................................  25
SECTION 3.13.  I/R Agreements ..........................................................  26
SECTION 3.14.  PCR License Payment......................................................  26

                                        ARTICLE IV

                                      Mutual Releases

SECTION 4.01.  Mutual Releases..........................................................  26
SECTION 4.02.  Enforcement of Article IV................................................  27

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
                                         ARTICLE V

                                 Miscellaneous and General

SECTION 5.01.  Effectiveness; Modification or Amendment.................................  27
SECTION 5.02.  Termination .............................................................  28
SECTION 5.03.  Notices .................................................................  28
SECTION 5.04.  Interpretation ..........................................................  29
SECTION 5.05.  Severability ............................................................  30
SECTION 5.06.  Counterparts ............................................................  30
SECTION 5.07.  Entire Agreement; Third-Party Beneficiaries..............................  30
SECTION 5.08.  Certain Obligations......................................................  30
SECTION 5.09.  Governing Law ...........................................................  31
SECTION 5.10.  Assignment ..............................................................  31
SECTION 5.11.  Enforcement; Consent to Service of Process...............................  31
SECTION 5.12.  Extension; Waiver........................................................  32

                                    POST-CLOSING COVENANTS AGREEMENT dated as of
                           July 24, 2003 (this "Agreement"), among ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company ("Newco").

                  WHEREAS Parent, 66 ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and Newco have entered into an Agreement and Plan of Merger dated as of the date of this Agreement (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement);

                  WHEREAS simultaneously with the execution and delivery of this Agreement, the Company and Newco are entering into a Restructuring Agreement, dated as of the date of this Agreement (the "Restructuring Agreement"), pursuant to which prior to the Effective Time (as defined in the Merger Agreement), among other things (a) the Newco Assets (as defined in the Restructuring Agreement) will be transferred to Newco or one or more of Newco's subsidiaries and (b) Newco or one or more of its subsidiaries will assume the Assumed Liabilities (as defined in the Restructuring Agreement);

                  WHEREAS as a condition to their willingness to enter into the Merger Agreement and the Restructuring Agreement, the parties thereto have requested that the parties hereto enter into this Agreement; and

                  WHEREAS the parties to this Agreement have determined that it is necessary and desirable to set forth certain agreements that will govern certain matters that may arise following the Effective Time.

                  NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

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                                                                               2

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. Unless otherwise noted, terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement or, if not set forth in the Merger Agreement, in the Restructuring Agreement. In addition, the following terms shall have the following meanings:

                  "Action" shall have the meaning set forth in Section 3.07(c).

                  "Business Day" shall mean any day other than a Saturday, Sunday and any day on which the banks in Germany, Switzerland or the United States or the federal courts in the United States are permitted or required by applicable Law to close.

                  "Company Recourse Right" shall have the meaning set forth in
Section 3.05(b).

                  "Filings" shall mean the Proxy Statement, the Newco Form S-4, the Newco Form 8-A and any other document filed or required to be filed with the SEC by the Company or Newco in connection with the Transactions, or any preliminary or final form thereof or any amendment or supplement thereto.

                  "Indemnifiable Losses" shall mean, subject to Section 2.04 and
Section 2.05, all losses, Liabilities, damages, deficiencies, fines, expenses, Actions, demands, Judgments or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of an Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

                  "Indemnifying Party" shall have the meaning set forth in
Section 2.03(a).

                  "Indemnitee" shall mean any of the Parent Indemnitees or the Newco Indemnitees, as the case may be, who or which may seek indemnification under this Agreement.

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                                                                               3

                  "PCR License Payment" shall mean the $50,000,000 payment due not later than two Business Days after the Effective Time pursuant to the PCR License Agreement.

                  "Newco Indemnitees" shall mean Newco, each affiliate of Newco, including any of its direct or indirect subsidiaries, each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Newco Information" shall mean the Company Records and any and all information, technical data or know-how, whether written or oral (including that which relates to research, manufacturing, product plans, products, services, suppliers, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing, finances or individuals in the employment) of any Newco Company after giving effect to the Restructuring, that the Company or any of its affiliates (including Newco and its subsidiaries) or any of their respective Representatives furnishes or has furnished to Parent or any of its affiliates (collectively, the "receiving person") or any of their respective Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving person or any of its Representatives which contain or otherwise reflect such Newco Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that the term "Newco Information" does not include information that:

                  (a) is or becomes generally available to the public through no wrongful act of the receiving person or its Representatives; or

                  (b) is or becomes available to the receiving person on a non-confidential basis from a source other than (i) the Company or any of its affiliates, (ii) Newco or any of its affiliates or (iii) their respective Representatives, provided that such source is not known by the receiving person to be subject to a confidentiality agreement with the Company or any of its affiliates or Newco or any of its affiliates.

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                                                                               4

                  "Newco Recourse Right" shall have the meaning set forth in
Section 3.05(a).

                  "Newco Successor Company" shall have the meaning set forth in
Section 3.04(a).

                  "Parent Indemnitees" shall mean Parent, each affiliate of Parent, including any of its direct or indirect subsidiaries (including, after the Effective Time, the Company), each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Parent Information" shall mean the Company Records and any and all information, technical data or know-how, whether written or oral (including that which relates to research, manufacturing, product plans, products, services, suppliers, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing, finances or individuals in the employment) of Parent or any of its affiliates after giving effect to the Restructuring and the Merger, that Parent or any of its affiliates or any of their respective Representatives furnishes or has furnished to the Company (prior to the Effective Time), Newco or any of their respective affiliates (collectively, the "receiving person") or any of their respective Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving person or any of its Representatives which contain or otherwise reflect such Parent Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that the term "Parent Information" does not include information that:

                  (a) is or becomes generally available to the public through no wrongful act of the receiving person or its Representatives; or

                  (b) is or becomes available to the receiving person on a non-confidential basis from a source other than Parent or any of its affiliates or Representatives, provided that such source is not known by the receiving person to be subject to a confidentiality agreement with Parent or any of its affiliates.

                  "Parent Successor Company" shall have the meaning set forth in
Section 3.04(b).

                  "Prevailing Party" shall have the meaning set forth in Section 4.02.

                  "Request" shall have the meaning set forth in Section 3.07(c).

                  "Third Party Claim" shall have the meaning set forth in
Section 2.03(a).

                                   ARTICLE II

                                 Indemnification

                  SECTION 2.01. Indemnification by Newco. Subject to the provisions of this Article II, from and after the Effective Time Newco shall indemnify, defend and hold harmless the Parent Indemnitees from and against, and pay or reimburse the Parent Indemnitees for, all Indemnifiable Losses, as incurred, to the extent:

                  (a) relating to or arising from the Newco Business, the Newco Assets or the Assumed Liabilities (including the failure by Newco or any Newco Company to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time;

                  (b) relating to or arising from the Retained Contracts, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; provided, however, that with respect to Indemnifiable Losses related to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by the Company occurring after the Effective Time, Newco shall not be liable to the extent such Indemnifiable Losses directly relate to or arise from actions or omissions by the Company that are inconsistent in any respect with any written instruction from Newco with respect to such Retained Contract;

                  (c) relating to or arising from any untrue or allegedly untrue statement of a material fact contained in any of the Filings by the Company prior to the Effective Time or by Newco at any time, or any omission to state therein a material fact relating to the Company or any Newco Company required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case not with respect to statements made therein or incorporated by reference therein based upon information supplied by Parent or any of its affiliates or any of their respective Representatives specifically for inclusion or incorporation by reference therein;

                  (d) relating to or arising from the breach by any Newco Company of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it after the Effective Time;

                  (e) relating to or arising from the breach by the Company or Newco prior to the Effective Time of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it prior to the Effective Time;

                  (f) relating to or arising from the breach by the Continuing Licensee Subsidiary of any agreement or covenant contained in the License Agreement or the Covenants Not to Sue, in each case which is to be performed or complied with by it prior to the Effective Time; or

                  (g) relating to or arising from any guarantee, performance bond or other Contract that Parent, any of its affiliates or the Company may be required to grant in favor of, or enter into with, any Governmental Entity, whether prior to, at or after the Effective Time, in connection with any Contract entered into prior to the Effective Time by the Company or any Company Subsidiary with any Governmental Entity.

                  SECTION 2.02. Indemnification by Parent. Subject to the provisions of this Article II, from and after the Effective Time Parent shall indemnify, defend and hold harmless the Newco Indemnitees from and against, and pay or reimburse the Newco Indemnitees, for all Indemnifiable Losses, as incurred, to the extent:

                  (a) relating to or arising from the Continuing Company Business, the Continuing Company Assets or the Continuing Company Liabilities (including the failure by the Company to pay, perform or otherwise discharge any of the Continuing Company Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time (other than Indemnifiable Losses that relate to or arise from (i) the Retained Contracts, which are the subject of Section 2.02(b), and (ii) the Transaction Agreements, which are the subject of Sections 2.02(d) and 2.02(e));

                  (b) relating to or arising from the Retained Contracts with respect to such Indemnifiable Losses relating to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by the Company occurring after the Effective Time that are inconsistent in any respect with any written instruction from Newco with respect to such Retained Contract;

                  (c) relating to or arising from any untrue statement of a material fact contained in any of the Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to statements made therein or incorporated by reference therein based upon information supplied by Parent or any of its affiliates or any of their respective Representatives (including, after the Effective Time, the Company and the subsidiaries of the Company) specifically for inclusion or incorporation by reference therein;

                  (d) relating to or arising from the breach by Parent or any of its affiliates (other than, prior to the Effective Time, the Company, Newco or any of their affiliates) of any agreement or covenant contained in any Transaction Agreement, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Effective Time; or

                  (e) relating to or arising from the breach by the Company of any agreement or covenant contained in any Transaction Agreement which is to be performed or complied with by it after the Effective Time.

                  SECTION 2.03. Procedures Relating to Indemnification. (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person who is not an Indemnitee against such Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 10 Business Days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure; provided further, however, that with respect to any Third Party Claim for which Newco is the Indemnifying Party, such Indemnifying Party shall be deemed to have received notice with respect to such Third Party Claim by or against the Company or any of its subsidiaries (other than the Newco Companies) for which the Company or any of its subsidiaries (other than the Newco Companies) received notice prior to the Effective Time. After any required notification (if applicable), the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate, at its own expense, in the defense thereof solely to assert any additional defenses and to employ counsel, at its own expense, except as set forth below, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnitee shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall not be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim, except for the reasonable fees and expenses of counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 2.01 or 2.02, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or the Indemnifiable Loss is incurred. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim (i) all the parties hereto reasonably necessary or appropriate for such defense or prosecution shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, (ii) the Indemnifying Party shall keep the Indemnitee reasonably informed of all significant developments in connection with the defense or prosecution of such Third Party Claim and (iii) the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend (after representing to the Indemnitee that such settlement is reasonably likely to be acceptable to the parties to the Third Party Claim) and which by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee's consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Indemnifying Party shall not consent to entry of any Judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or its properties or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim; provided further, however, that if the Indemnitee does not consent to any settlement recommended by the Indemnifying Party (after representing to the Indemnitee that such settlement is reasonably likely to be acceptable to the parties to the Third Party Claim) then the Indemnifying Party (1) shall not in any event be obligated to indemnify the Indemnitee, or otherwise be responsible, for any amount in excess of the amount of the settlement so recommended by the Indemnifying Party and (2) shall be entitled to reimbursement of the fees and expenses of counsel incurred by the Indemnifying Party after the date on which the recommendation was made to the Indemnitee in the event the final and unappealable Judgment in such Third Party Claim exceeds the amount of the settlement so recommended. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent. If the Indemnifying Party does not or is not entitled to assume the defense of a Third Party Claim, the Indemnitee may defend the same in such manner as it may deem appropriate; provided, however, that the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge such Third-Party Claim without the Indemnifying Party's prior written consent.

                  (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the Indemnifying Party to evaluate such claim) with reasonable promptness to the Indemnifying Party. The failure by any Indemnitee to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnitee within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability with respect to such claim under Section 2.01 or 2.02, as the case may be, the claim shall be conclusively deemed a liability of the Indemnifying Party under Section 2.01 or 2.02, as the case may be, and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  (d) Notwithstanding any other provision of this Agreement, Newco acknowledges and agrees that Newco shall (solely at its own cost and expense) assume and continue the defense of the Newco Litigation and use its reasonable best efforts to defend any Parent Indemnitee and to cause any Parent Indemnitee to be dismissed with prejudice as a party to any Newco Litigation.

                  SECTION 2.04. Certain Limitations. (a) The amount of any Indemnifiable Losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses. The Indemnitee shall use its reasonable best efforts to seek to obtain recovery in respect of any Indemnifiable Loss or such other liability under any available insurance policy.

                  (b) No Indemnitee shall be entitled to indemnification provided for under this Agreement if the facts, events or other circumstances giving rise to the indemnification claim arose from or are related to (i) any breach of the representations, warranties, covenants or agreements of such Indemnitee or its affiliates in this Agreement or in any other Transaction Agreement (it being understood that the representations, warranties, covenants and agreements of the Company in the Merger Agreement shall for the sole purpose of this Section 2.04(b) be deemed to have been given by Newco) or (ii) actions, omissions, inactions or disclosures taken or made by the Indemnitee or its affiliates.

                  (c) All indemnification payments under this Agreement shall be reduced to take account of the present value of any net Tax benefit (including any current or future deductions, any reduction of income or gain upon a sale, disposition, conveyance, license or other similar transaction as a result of increased Tax basis, any Tax refunds received, any use of a credit of Taxes and any increase in the amount of losses, reliefs, allowances or other similar Tax attributes) realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from the incurrence of any Indemnifiable Loss. Upon the written request of the Indemnifying Party, the Indemnitee shall provide the amount of the Tax benefit realized by the Indemnitee in connection with or otherwise arising (directly or indirectly) from the incurrence of any Indemnifiable Loss together with reasonable detail with respect to such calculation. In computing the amount of any such Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnification payment hereunder or the incurrence or payment of any Indemnifiable Loss. The Indemnitee shall cooperate fully with all requests from the Indemnifying Party in connection with determining the present value of such net Tax benefit.

                  (d) The amount of all indemnification obligations under this Agreement shall be calculated on an after-tax basis (without taking into account any net operating loss or other similar tax credit or item available to offset such amount). Any payments made to one party by another party pursuant to this Agreement shall be treated for all Tax purposes as nontaxable payments (dividends or capital contributions, as the case may be) made between Newco and the Company immediately prior to the Merger, unless, and then only to the extent, otherwise required by a Final Determination (as defined in the Tax Allocation Agreement).

                  SECTION 2.05. Exclusivity of Tax Allocation Agreement. Except for Sections 2.04(c), 2.04(d) and 3.02
of this Agreement, and Sections 2.01(f), 4.19 and 7.08 of the Merger Agreement, the Tax Allocation Agreement shall be the exclusive agreement among the parties with respect to all Tax matters, including indemnification and any procedures in connection therewith.

                  SECTION 2.06. Exclusivity of Remedies. From and after the Effective Time, the remedies provided for in this Article II shall, as between the parties, be the exclusive monetary remedies of the parties to this Agreement with respect to the Transaction Agreements, except if the indemnification for the Indemnifiable Losses provided for in this Article II is unavailable to any Indemnitee for any reason, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of any Indemnifiable Losses in such proportion as is appropriate to reflect any relevant equitable considerations. Each party hereto agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which any party to this Agreement may have under the Transaction Agreements or otherwise limit or affect any such party's right to seek equitable relief, including specific performance. For the avoidance of doubt, each party hereto agrees that this
Article II shall not confer any (a) additional remedy on any person for any breach of any representation, warranty or covenant contained in any Commercial Agreement, except as provided in 2.01(f), and (b) remedy on any person for any breach of any covenant or agreement set forth in any Transaction Agreement that does not survive the Effective Time.

                                  ARTICLE III

                                Other Agreements

                  SECTION 3.01. Insurance. From the Effective Time until the expiration of such policies according to their terms, the Company shall use its reasonable best efforts to maintain in effect the insurance policies maintained by the Company immediately prior to the Effective Time (other than directors' and officers' liability insurance policies, which are the subject of Section 3.08(b)) for which premiums have been paid in full prior to the Effective Time and shall not take any action to surrender, terminate or otherwise limit the coverage thereof; provided, however, that in maintaining such policies, the Company shall not be required to make any expenditures or incur any Liabilities with respect to the maintenance of such policies (other than any expenditures in connection with administering or making claims under such policies, which expenditures shall be reimbursed by Newco). In the event that any Newco Asset suffers any damage, destruction or other casualty loss, the Company shall surrender to Newco (a) all insurance proceeds received with respect to such damage, destruction or casualty loss and (b) all rights of the Company with respect to any causes of action in connection with such damage, destruction or casualty loss. The Company shall make available to the Newco Companies the benefit of any workers' compensation, general liability, product liability, automobile liability, umbrella (excess) liability or crime or other insurance policy covering or relating to the Newco Business, the Newco Assets or the Assumed Liabilities. The Company shall promptly pay to Newco all insurance proceeds relating to the Newco Business, the Newco Assets or the Assumed Liabilities received by the Company under any insurance policy. Nothing in this Section 3.01 shall (i) reduce, limit or otherwise affect the right of the Company to seek or obtain insurance proceeds with respect to any damage, destruction or casualty loss to or of a Continuing Company Asset, nor shall anything in this Section 3.01 reduce, limit or otherwise affect any of the rights of Newco or any other Newco Indemnitee set forth in Article II or (ii) require the Company to obtain any additional insurance with respect to any Newco Asset.

                  SECTION 3.02. Characterization of Payments. The payments made pursuant to this Agreement shall be treated as occurring immediately before the Effective Time, and none of the Newco Companies, the Company and its subsidiaries and Parent and its subsidiaries or any affiliate of any of the foregoing shall take any position inconsistent with such treatment before any Taxing Authority (as defined in the Tax Allocation Agreement), except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

                  SECTION 3.03. Agreement Not to Solicit Employees. (a) Parent understands that Newco shall be entitled to protect and preserve the going concern value of the Newco Business to the extent permitted by Law and that Newco would not have entered into this Agreement, the Restructuring Agreement, the Merger Agreement or the other

Transaction Agreements to which it is a party absent the provisions of this
Section 3.03; provided, however, that this Section 3.03 shall not inure to the benefit of any person (or such person's affiliates other than Newco and its subsidiaries as of immediately prior to the date of such sale, conveyance, transfer, lease or acquisition) (i) to whom Newco sells, conveys, transfers or leases, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets or (ii) who acquires, in one transaction or a series of related transactions, directly or indirectly, more than a majority of the outstanding shares of Newco Common Stock whether by stock purchase, merger, share exchange or otherwise.

                  (b) Parent agrees that for a period of two years from and after the Effective Time, it shall not, and shall not permit its subsidiaries to, directly or indirectly, solicit for employment any individual employed by any Newco Company or any of their respective divisions. Notwithstanding the foregoing, it shall not constitute a breach of the foregoing sentence if Parent or its subsidiaries make solicitations for employment by general advertisements in periodicals of broad distribution or other advertisement media of similar nature that are not specifically directed at Employees.

                  SECTION 3.04. Successors. (a) Newco shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Newco Successor Company") shall expressly assume in writing all the obligations of Newco under this Agreement. Except as otherwise provided in Section 3.03(a), such Newco Successor Company shall be the successor to Newco and shall succeed to, and be substituted for, Newco under this Agreement, but in the case of a sale, conveyance, transfer or lease of less than substantially all of its assets, Newco shall not be released from its obligations hereunder.

                  (b) Parent shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to, any person, unless the resulting, surviving or transferee person (the "Parent Successor Company") shall expressly assume in writing all the obligations of Parent under this Agreement. Such Parent Successor Company shall be the successor to Parent and shall succeed to, and be substituted for, Parent under this Agreement, but in the case of a sale, conveyance, transfer or lease of less than substantially all of its assets, Parent shall not be released from its obligations hereunder.

                  SECTION 3.05. Third Party Rights; Notices. (a) In the event that after the Effective Time any of the Newco Companies holds any right to indemnification other than a right to indemnification under this Agreement or any other contractual or other right (collectively, a "Newco Recourse Right") with respect to any Continuing Company Liability or any Assumed Liability for which the Company is held responsible, then (i) to the extent possible such Newco Recourse Right shall be deemed to be held as a shared right of the applicable Newco Companies and the Company to the extent necessary to protect the Company against such Continuing Company Liability or such Assumed Liability and (ii) to the extent not so possible, Newco shall, or shall cause the applicable Newco Company to, assert or otherwise make available to the Company the full benefit of such Newco Recourse Right by making a claim on behalf of the Company or taking other steps reasonably requested by the Company.

                  (b) In the event that after the Effective Time the Company holds any right to indemnification or any other contractual or other right (collectively, a "Company Recourse Right") with respect to any Assumed Liability or any Continuing Company Liability for which any of the Newco Companies are held responsible, then (i) to the extent possible such Company Recourse Right shall be deemed to be held as a shared right of the Company and the applicable Newco Companies to the extent necessary to protect the Newco Companies against such Assumed Liability or such Continuing Company Liability and (ii) to the extent not so possible, the Company shall assert or otherwise make available to the Newco Companies the full benefit of such Company Recourse Right by making a claim on behalf of the Newco Companies or taking other steps reasonably requested by the Newco Companies.

                  (c) The Company hereby agrees to provide prompt written notice to Newco of any notice or other written communication received by the Company with respect to any

Retained Contract and a copy of such notice or other written communication.

                  SECTION 3.06. Retention of Records. Except as provided in any of the Transaction Agreements and except for any records related to Taxes (as defined in the Tax Allocation Agreement) which are the subject of, and governed by, the Tax Allocation Agreement, if any Company Records (as defined in the Restructuring Agreement) are retained by the Company or a Newco Company, the Company shall, and Newco shall, and Newco shall cause the other Newco Companies to, retain all such Company Records in the Company's or Newco Companies' possession or under their respective control until such Company Records are at least six years old (or for such longer period as may be required by Law) except that if, prior to the expiration of such period, the Company or any Newco Company wishes to destroy or dispose of any such Company Records that are at least three years old, then prior to destroying or disposing of any of such Company Records, (a) the Company or Newco, as applicable, shall provide no less than 60 days' prior written notice to the other person, specifying the Company Records proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other person requests in writing that any of the Company Records proposed to be destroyed or disposed of be delivered to such other person, the Company or Newco, as applicable, promptly shall arrange for the delivery of the requested Company Records to a location specified by, and at the expense of, the requesting person.

                  SECTION 3.07. Confidentiality; Preservation of Privilege; Access. (a) (i) Parent shall keep, and shall cause its affiliates and Representatives to keep, the Newco Information strictly confidential and will disclose such Newco Information only to such of its affiliates and Representatives who need to know such Newco Information and who agree to be bound by this Section 3.07 and agree not to disclose such Newco Information to any other person. Without the prior written consent of Newco, Parent shall not, and Parent shall cause each other receiving person and their respective Representatives not to, disclose the Newco Information to any person except as may be required by Law or judicial process and in accordance with this Section
3.07. (ii) Newco shall keep, and shall cause its affiliates and Representatives to keep, the Parent Information strictly confidential and will disclose such

Parent Information only to such of its affiliates and Representatives who need to know such Parent Information and who agree to be bound by this Section 3.07 and agree not to disclose such Parent Information to any other person. Without the prior written consent of Parent, Parent shall not, and shall cause each other receiving person and their respective Representatives not to disclose the Parent Information to any person except as may be required by Law or judicial process and in accordance with this Section 3.07.

                  (b) (i) In the event that any receiving person or any of its Representatives receives a request or is required by Law or judicial process to disclose to a court or other tribunal all or any part of the Newco Information, such receiving party or its Representatives shall promptly notify Newco of the request in writing, and consult with and assist Newco in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or Newco waives compliance with the terms of this Section 3.07, such receiving party or its Representatives, as applicable, shall disclose only that portion of the Newco Information or facts which it determines in good faith, after consultation with outside counsel, is legally required to be disclosed, and will exercise its reasonable best efforts to assure that confidential treatment will be accorded such Newco Information or facts by the persons or entities receiving the same. Newco will be given an opportunity to review the Newco Information or facts prior to disclosure. (ii) In the event that any receiving person or any of its Representatives receives a request or is required by Law or judicial process to disclose to a court or other tribunal all or any part of the Parent Information, such receiving party or its Representatives shall promptly notify Parent of the request in writing, and consult with and assist Parent in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or Parent waives compliance with the terms of this
Section 3.07, such receiving party or its Representatives, as applicable, shall disclose only that portion of the Parent Information or facts which it determines in good faith, after consultation with outside counsel, is legally required to be disclosed, and will exercise its reasonable best efforts to assure that confidential treatment will be accorded such Parent Information or facts by the persons or entities receiving the same. Parent will be given an opportunity to review the Parent Information or facts prior to disclosure.

                  (c) Each party to this Agreement shall, promptly (and in any event within 10 Business Days of such receipt) upon its receipt or the receipt by any of its affiliates of a request or requirement (by oral questions, interrogatories, requests for documents, Parent Information or Newco Information, as applicable, subpoenas, civil investigative demands or other similar processes) reasonably regarded as calling for the inspection or production of any documents or other Parent Information or Newco Information, as applicable, which relates to the business or operations of any other party to this Agreement (a "Request"), notify the party to this Agreement whose documents, Parent Information or Newco Information, as applicable, is the subject of such Request. The preceding sentence shall apply regardless of whether the person delivering the Request is a party in the claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar person or body (each, an "Action"), to which the Request relates. In addition to complying with the applicable provisions of Section 3.07(b), each party shall use reasonable best efforts to assert and maintain, or cause its affiliates to assert and maintain, any applicable claim to privilege, immunity, confidentiality or protection in order to protect such documents and other Parent Information or Newco Information, as applicable, from disclosure, and shall use reasonable best efforts to seek to condition any disclosure which may be required on such protective terms as it may reasonably determine to be appropriate. Following the receipt of the notice described in the first sentence of this Section 3.07(c), no party may waive an applicable privilege without the prior written consent of the affected party to this Agreement (or any affected affiliate or affiliates of any such party) except, in the opinion of such party's counsel, as required by Law.

                  (d) From and after the Effective Time, Newco shall, and shall cause each Newco Company to, afford to Parent, and to Parent's Representatives, reasonable access during normal business hours to documents within the possession or control of any Newco Company that were Assets of the Company transferred to Newco in the Restructuring

(other than any Asset that constitutes a Company Record), to the extent such access is reasonably required for the purposes of defending any Action commenced or threatened in writing against the Company (other than any Action which arose or resulted from or is related to any breach of any Transaction Agreement or in which the Company and Newco's interests are adverse) directly relating to the business, Assets (other than Intellectual Property Rights or any Asset related thereto) or Liabilities of the Company as they existed immediately prior to giving effect to the Restructuring; provided, however, that such access will not unreasonably interfere with the normal operations of any Newco Company and the reasonable out-of-pocket expenses of any Newco Company incurred in connection therewith will be paid by Parent; provided further, however, that any Newco Company may withhold (i) any document that (A) the disclosure of which would violate any Contract with a third party or any applicable Law or Judgment or would result in the waiver of any legal privilege or work-product protection (provided that such Newco Company shall have used its reasonable best efforts to obtain a Consent or waiver from such third party or to establish a joint-defense privilege to the extent it is reasonably available, as applicable; provided, however, that such Newco Company shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom such Consent or waiver may be required) or (B) otherwise relates to any Action between the Newco and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, or (ii) such documents or portions of documents that Newco determines in good faith, after consultation with outside counsel, should not be disclosed in order to ensure compliance with antitrust or other similar Law or Judgment. For the avoidance of doubt, all documents provided to Parent, or Parent's Representatives pursuant to this
Section 3.07(e) shall be subject to Parent's obligations with respect to Newco Information contained in paragraphs (a) and (b) of Section 3.07.

                  (e) Each of the parties to this Agreement hereby agrees that
(i) nothing in this Section 3.07 shall override any confidentiality obligation owed by it or its affiliates pursuant to any Commercial Agreement and (ii) in the event of a conflict between the confidentiality provisions set forth in any Commercial Agreement, on the one hand, and this Agreement, on the other hand, the provisions set forth in the applicable Commercial Agreement shall govern.

                  SECTION 3.08. Indemnification; Certain Claims. (a) To the fullest extent permitted by Law, Parent shall cause the Company to honor all its obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors or officers occurring prior to the Effective Time to the fullest extent that such obligations of the Company exist on the date of this Agreement pursuant to the Company Charter, the Company By-laws or individual indemnity agreements and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their respective terms until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

                  (b) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may cause to be substituted therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided that in satisfying its obligation under this Section 3.08(b), Parent shall not be obligated to pay premiums in excess of 250% of the amount per annum required to be paid by the Company in the twelve months ending December 12, 2003, which amount is set forth in clause (x) of
Section 6.01 (introductory paragraph) of the Company Disclosure Letter; and provided, further, that if the annual premiums of such insurance exceed such amount, Parent shall nevertheless obtain such insurance; provided that Newco shall pay the Company the amount of any premiums in excess of 250% of the amount per annum required to be paid by the Company in the twelve months ending December 12, 2003.

                  (c) Parent shall not permit the Company to amend or repeal any provision of the Company Charter or Company By-laws after the Effective Time if such action would adversely affect the rights of individuals who on or prior to the Effective Time were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served as of the Effective Time as directors or officers of any subsidiary of the Company at the Company's request, it being acknowledged by the parties hereto that each director or officer of the Company who is currently serving as a director or officer of a subsidiary of the Company is doing so at such request of the Company.

                  (d) In the event the Company or any successor to the Company
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors to the Company or the successors of any successor to the Company, as the case may be, honor the obligations of the Company set forth in this Section 3.08. For the avoidance of doubt, this Section 3.08(d) shall similarly apply to successive consolidations, mergers and transfers.

                  (e) Following the Effective Time, Parent shall not, and Parent shall not permit the Company or any other affiliate of Parent or encourage any other person to, assert any rights or pursue any Action, whether directly or on a derivative basis, against (i) the Company or any of its affiliates or Newco or any of its affiliates or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, consultants, advisors, attorneys, trustees, agents or individuals in the employment of the Company or any of its affiliates or of Newco or any of its affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring prior to the Effective Time, whether known or unknown, and Parent shall not, and Parent shall not permit the Company or any other affiliate of Parent to, cooperate with any person in the assertion of any such rights or pursuing any such Action except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.08(e); provided, however, that this
Section 3.08(e) shall not (A) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms, (B) apply to any act or omission which constitutes fraud in the inducement with respect to any of the Transaction Agreements or any of the Commercial Agreements, (C) apply to any action permitted or required by Section
3.12 or (D) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.08(e) shall be null and void and shall not operate as a waiver or release of any rights or Actions that might have been asserted or pursued but for this Section 3.08(e). Following the Effective Time, Parent shall, and shall cause the Company and its other affiliates to, cooperate with the current and former directors, officers, members of the board of managers, members, managers, consultants, advisors, agents and individuals in the employment of the Company and Newco in seeking the dismissal of any derivative suits or other suits for or on behalf of shareholders of the Company pending as of the Effective Time.

                  (f) Following the Effective Time, Newco shall not, and shall not permit any Newco Company or any affiliate of Newco or encourage any other person to, assert any rights or pursue any Action, whether directly or on a derivative basis, against (i) Parent or any of its affiliates or (ii) any of the current or former directors, officers, members of the board of managers, members, managers, consultants, advisors, attorneys, trustees, agents or individuals in the employment of Parent or any of its affiliates (in each case, solely in their capacities as such), in each case for acts or omissions occurring prior to the Effective Time, whether known or unknown, and Newco shall not, and shall not permit any Newco Company or any affiliate of Newco to, cooperate with any person in the assertion of any such rights or pursuing any such Action except (x) as required by subpoena or other judicial or legal process or (y) as required by any inquiry by a Governmental Entity, but in each case only to the extent such inquiry or requirement to cooperate has not arisen as a result of a breach of this Section 3.08(f); provided, however, that this Section 3.08(f) shall not (A) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein in accordance with its terms, (B) apply to any act or omission which constitutes fraud in the inducement with respect to any of the Transaction Agreements or any of the Commercial Agreements, (C) apply to any action permitted or required by Section
3.12 or (D) apply to any action permitted or required by the Ongoing Litigation Agreement; provided further, however, that in the event this Agreement is terminated, this Section 3.08(f) shall be null and void and shall not operate as a waiver or release of any rights or Actions that might have been asserted or pursued but for this Section 3.08(f).

                  SECTION 3.09. Public Announcements. As of and after the Effective Time, Parent and its subsidiaries, including the Company, on the one hand, and Newco and its subsidiaries, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 3.10. Standstill. From the Effective Time to the fourth anniversary of the Effective Time, Parent shall not, and Parent shall not permit any of its affiliates to, in any manner, whether publicly or otherwise, directly or indirectly, in each case, without the prior written approval of Newco (a) acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or assets of Newco or any subsidiary of Newco, except at the unsolicited specific written request of Newco, (b) propose to enter into, directly or indirectly, any tender or exchange offer, merger or other business combination or similar transaction involving Newco or any subsidiary of Newco, except at the unsolicited specific written request of Newco, (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Newco or any subsidiary of Newco, (d) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person (other than financial advisors) regarding any possible purchase or sale of any securities or assets of Newco or any subsidiary of Newco, (e) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any securities of Newco or any subsidiary of Newco, (f) call, or seek to call, a meeting of Newco's shareholders or initiate or propose any shareholder proposal or execute any written consent with respect to Newco, (g) otherwise act, alone or in concert with others, to seek or attempt to control or influence the management, Board of Directors of Newco or policies of Newco (except to the extent conduct or settlement of litigation between R Diagnostics and the Company might be deemed such an attempt), (h) disclose any intention, plan or arrangement inconsistent with the foregoing or (i) advise, assist or encourage any other persons in connection with any of the foregoing. During the applicable period covered by this Section 3.10, Parent shall not, and Parent shall not permit any of its affiliates to, without the prior consent of Newco (i) request, directly or indirectly, that Newco or any of its Representatives amend or waive any provisions of this Section 3.10 (including this sentence) or (ii) take any action which could reasonably be expected to require Newco to make a public announcement regarding the possibility of a business combination, merger or similar transaction other than the Merger, the other Transactions and the transactions contemplated by the Commercial Agreements.

                  SECTION 3.11. Transferred Customers. From and after the Effective Time, Newco shall assume the Company's rights and benefits under
Article X of the Supply, Services and Support Agreement dated as of May 1, 2000 (the "Supply, Services and Support Agreement"), between the Company and R Diagnostics with respect to matters that occurred prior to the Effective Time.

                  SECTION 3.12. New Patent Litigation. Promptly after the Effective Time, Parent shall cause R Diagnostics to comply with its obligations under Section 2.4(b) of the Ongoing Litigation Agreement.

                  SECTION 3.13. I/R Agreements. Notwithstanding anything to the contrary contained in this Agreement, no amendment, modification or waiver with respect to any I/R Agreement entered into after the Effective Time shall result in any Liability for Indemnifiable Losses or otherwise for Newco unless Newco consents in writing to such amendment, modification or waiver.

                  SECTION 3.14. PCR License Payment. Newco hereby agrees to make the PCR License Payment in accordance with the PCR License Agreement and the PCR Services Agreement.

                                   ARTICLE IV

                                Mutual Releases

                  SECTION 4.01. Mutual Releases. Effective immediately prior to the Effective Time, in consideration of mutual releases, covenants, licenses, agreements, rights and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent, as to itself and its past, present and future affiliates (including, from and after the Effective Time, the Company), and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, on the one hand (in each case, solely in their capacities as such), and each of the Company and Newco, as to itself and its past, present and future affiliates, and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, on the other hand (in each case, solely in their capacities as such), hereby (a) releases, acquits and forever discharges the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such), in respect of and from, and (b) agrees not to bring any Action against the other and its past, present and future affiliates and its and their respective successors, predecessors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees (in each case, solely in their capacities as such) related to or arising our of, in the case of each of clause (a) and (b), any and all debts, demands, Actions, causes of action, suits, accounts, covenants, Contracts, agreements, torts, damages and any and all claims, defenses, offsets, Judgments, demands and Liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against such other person, which the releasing person has or ever had which arise out of or in any way relate or are incidental to events, circumstances or actions taken by such other person prior to or as of the Effective Time; provided, however, that the foregoing general release shall not (i) affect any person's right to enforce any Transaction Agreement, any Commercial Agreement, any Newco I/R Agreement or any agreement entered into between the Company, Newco or any of their respective affiliates, on the one hand, and any of the R Parties or any of their respective affiliates, on the other hand, after the date of this Agreement but prior to the Effective Time or any provision herein or therein, in each case in accordance with its terms or (ii) apply to any act or omission which constitutes fraud in the inducement with respect to any Transaction Agreement or any Commercial Agreement.

                  SECTION 4.02. Enforcement of Article IV. In the event of any Action, at law or in equity, among the parties to this Agreement (including, for purposes of this Section 4.02, affiliates, successors, assigns, heirs, officers, directors, members of the board of managers, members, managers, employees, consultants and trustees, in each case, covered by Section 4.01, that are third party beneficiaries under Section 5.07) in which a party to such Action (the "Prevailing Party") obtains a final and nonappealable order of a court of competent jurisdiction that provides or states that the other party breached
Section 4.01, then the Prevailing Party shall be entitled to reimbursement from the other party of its legal fees and expenses incurred in such Action.

                                   ARTICLE V

                           Miscellaneous and General

                  SECTION 5.01. Effectiveness; Modification or Amendment. The parties hereto agree that (a) Sections 4.01 and 4.02 will become effective immediately prior to the

Effective Time and (b) each other provision of this Agreement will become effective at the Effective Time and, for the avoidance of doubt, references to the Company in such other provisions shall mean the Company after the Effective Time. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties.

                  SECTION 5.02. Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Agreement shall automatically and simultaneously terminate. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement. It is understood that consummation of the Merger shall not constitute a termination of this Agreement.

                  SECTION 5.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier (such courier being of an international reputation):

                  (a) if to the Company (from and after the Effective Time) or to Parent, to

                           Roche Holding Ltd
                           Grenzacherstrasse 124
                           CH-4070 Basel
                           Switzerland

                           Attention: Bruno Maier
                           Fax: +41 61 688 3196

                           with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, NY 10017

                           Attention: Ulrika Ekman
                           Fax: (212) 450-3800

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                                                                              29

                  (b) if to the Company (prior to the Effective Time) or to Newco, to

                           IGEN International, Inc.
                           16020 Industrial Drive
                           Gaithersburg, MD 20877

                           Attention: President
                           Fax: (301) 208-3789

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019

                           Attention: Philip A. Gelston
                                      Sarkis Jebejian
                           Fax:       (212) 474-3700

                  SECTION 5.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

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                                                                              30

                  SECTION 5.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 5.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

                  SECTION 5.07. Entire Agreement; Third-Party Beneficiaries. This Agreement taken together with the other Transaction Agreements, the Commercial Agreements and the Letter Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for the provisions of Article II, Section 3.08 and Article IV, nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement, provided however, that any claim under Article II by a Parent Indemnitee or a Newco Indemnitee, as the case may be, that is not a party to this Agreement shall be brought on behalf of such Parent Indemnitee or Newco Indemnitee, as the case may be, by the party to this Agreement from which such Indemnitee's status as a Parent Indemnitee or Newco Indemnitee is derived.

                  SECTION 5.08. Certain Obligations. Whenever this Agreement requires any of the subsidiaries of any party to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for

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                                                                              31

the avoidance of doubt, at any time after the Effective Time, the Newco Companies shall not be considered to be subsidiaries of the Company.

                  SECTION 5.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 5.10. Assignment. Except as provided in Section 3.04, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of the Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Except as otherwise provided in Section 3.03(a), subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 5.11. Enforcement; Consent to Service of Process. (a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy either pursuant to the indemnification provisions of Section 2.01 or 2.02, as the case may be, or at law in the event that any of the provisions of this Agreement, including Section 3.03, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any

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                                                                              32

such court, (iii) agrees that it will not bring any Action relating to this Agreement in any court other than any New York state court or any Federal court located in the State of New York and (iv) waives any right to trial by jury with respect to any Action related to or arising out of this Agreement.

                  (b) Parent hereby appoints the Authorized Agent as its authorized agent upon whom process may be served in any Action arising out of or relating to this Agreement or any Transaction that may be instituted in any court described in Section 5.11(a). Parent agrees to take any and all reasonable action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. Parent agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon Parent.

                  SECTION 5.12. Extension; Waiver. At any time the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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                                                                              33

         IN WITNESS WHEREOF, Parent, the Company and Newco have duly executed and delivered this Agreement, all as of the date first herein above written.

                                    ROCHE HOLDING LTD,

                                         By    /s/ D. Franz B. Humer
                                            ____________________________________
                                            Name:  D. Franz B. Humer
                                            Title: President and Chairman

                                         By    /s/ Erich Hunziker
                                            ____________________________________
                                            Name:  Erich Hunziker
                                            Title: Chief Financial Officer

                                    IGEN INTERNATIONAL INC.,

                                         By    /s/ Samuel J. Wohlstadter
                                            ____________________________________
                                            Name:  Samuel J. Wohlstadter
                                            Title: Chairman and Chief Executive
                                                   Officer

                                    IGEN INTEGRATED HEALTHCARE,
                                    LLC,

                                         By    /s/ Richard J. Massey
                                            ____________________________________
                                            Name:  Richard J. Massey
                                            Title: President and Chief Operating
                                                   Officer